UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

+86 (591) 8727-1753

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2021, Pingtan Marine Enterprise Ltd. (the “Company”) received a determination notice letter (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that as a result of the Company’s failure to regain compliance with its periodic reporting obligations by October 12, 2021, the Staff has determined to delist the Company’s securities from trading on Nasdaq, and unless the Company requests an appeal, will suspend trading in these securities effective at the open of trading on October 22, 2021 and file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

Pursuant to applicable Nasdaq rules, the Company intends to request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Staff’s decision within 15 days following the date of the letter. The request for a hearing must be received by October 20, 2021. The Company intends to timely request a hearing before the Council, and request to stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Council’s decision.

As previously disclosed, the Company received notices on April 15, 2021, May 25, 2021 and August 23, 2021 from the Staff notifying that the Company did not comply with listing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the period ended December 31, 2020 (the “Form 10-K”), and its Forms 10-Q for the periods ended March 31, 2021 and June 30, 2021 (the “Forms 10-Q”) with the SEC. As required by these notices, Pingtan submitted a plan and supporting materials to Nasdaq outlining its plan to regain compliance with respect to these delinquent reports and the Staff granted the Company an exception until October 12, 2021 to regain compliance with the Rule. While the Company filed its Form 10-K on October 13, 2021, it was unable to file the Forms 10-Q with the SEC prior to October 12, 2021.

The Company is currently working diligently to finalize and file the Forms 10-Q.

Item 7.01 Regulation FD Disclosure.

On October 19, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Pingtan Marine Enterprise Ltd., dated October 19, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2021

Pingtan Marine Enterprise Ltd.

By:	/s/ LiMing Yung
Name:	LiMing Yung
Title:	Chief Financial Officer

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